Exhibit 14.1

                               LECROY CORPORATION
                      PRINCIPLES OF BUSINESS CONDUCT POLICY




The Revised Principles Of Business Conduct Policy (the "Policy") applies to the Officers, Directors and employees (collectively, the "employees") of LeCroy Corporation and all of its subsidiaries (together, "LeCroy" or the "Company").

No single set of policies can provide explicit guidance for every situation that an employee may face. Ultimately, LeCroy relies on each employee to use good judgment in all of his or her activities. Employees who have any questions or concerns with respect to the principles presented herein should promptly review such matters with their supervisors or the Human Resources Department.

Please be reminded that nothing in this Policy should be construed as constituting an employment contract. Only a duly authorized representative of LeCroy has the authority to enter into a contract of employment which changes or alters the at-will employment relationship and any such agreement must be in writing. Unless you have such a contract, your employment with LeCroy is at-will, which means that either you or LeCroy may terminate your employment at anytime and for any lawful reason or without reason and with or without warning or notice.

A. GENERAL PRINCIPLES OF BUSINESS CONDUCT

1. COMPLIANCE WITH LAWS

All employees must fully comply with or exceed local, state, federal and international laws, rules and regulations that apply to the Company and its employees. These include laws, rules and regulations addressing securities trading, antitrust activities, health and safety, import/export regulations, equal opportunity & employment and environmental matters (including laws concerning disposal of hazardous waste). When the application of such laws, rules or regulations is uncertain, employees are urged to seek the guidance and advice of an Officer of the Company or the Human Resources Department.

LeCroy expects each employee to know the laws, rules and regulations and Company policies that apply to his or her activities and to conduct his or her job with uncompromising honesty and integrity. Employees are expected to recognize this duty to society above and beyond their obligations to the Company and their personal financial interests. While LeCroy must compete vigorously to maximize profits, it will at the same time do so in strict compliance with the letter and spirit of all laws, rules and regulations applicable to its activities.


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2. OBSERVANCE OF HIGH STANDARDS

LeCroy employees must demonstrate high standards of business conduct in their relationships with other employees, customers, and suppliers. LeCroy attracts and retains the finest people and, as such, its employees are expected to be exemplary citizens in the communities in which they live and work.


3. RELATIONSHIPS WITH PUBLIC OFFICIALS - POLITICAL CONTRIBUTIONS

The Company's policy is to develop and maintain good relationships and effective communication at all levels with state, federal and local governments having authority over the areas in which it does business. Contacts with governmental officials both in the United States and other countries in which LeCroy does business, whether direct or indirect, shall at all times be maintained as proper business relationships. These contacts must never suggest a compromise of objectivity of such persons or cast doubt on the Company's integrity. Many countries, including the United States, have specific laws on conducting business with foreign government officials. Under the U.S. Foreign Corrupt Practices Act, LeCroy (including its shareholders, directors, agents, officers, and employees) is prohibited from directly or indirectly offering, promising to pay, or authorizing the payment of money or anything of value to a foreign government official to win or retain business or favorable treatment.

No corporate funds, property of any kind, or services shall be used directly or indirectly to influence the nomination or election of any candidate to public office if such use is in violation of federal, state or local law. This restriction is not intended to discourage LeCroy employees from voluntarily making proper political contributions in the form of money, time or other resources to the candidates, parties, or committees of their choice or supporting candidates of their choice.

4. INTEGRITY OF RECORDS AND FINANCIAL REPORTS/ FAIR DISCLOSURE

LeCroy's business records are depended upon to produce reliable and accurate reports to management, shareholders, creditors, government agencies, including the Securities and Exchange Commission, and others. The integrity of the Company's record-keeping and reporting systems must be respected at all times. The books of account, financial statements and records of the Company shall accurately, fairly and completely reflect the underlying transactions engaged in by or on behalf of the Company and shall be maintained in reasonable detail to fairly reflect the results of operations and financial position of the Company in accordance with generally accepted accounting principles. All assets and liabilities of the Company shall be properly recorded in the books of the Company and no undisclosed or unrecorded fund, account or asset of the Company will be established or maintained for any purpose.


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LeCroy's Chief Financial Officer, Chief Accounting Officer, Controller,
employees performing similar functions and LeCroy's Chief Executive Officer shall provide full, fair, accurate, timely and understandable disclosure in reports and documents that LeCroy files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company.

Employees should become familiar with and are required to comply with the provisions of the LeCroy Corporation RECORD RETENTION POLICY and SECURITY AND INFORMATION POLICY.


5. CONFIDENTIAL/PROPRIETARY INFORMATION

No confidential information learned during employment with the Company should be disclosed to any other party either during employment or following termination of employment for any reason. All information about the Company, its business, customers and suppliers should be considered confidential unless the information is already publicly known. Confidential information is the sole and exclusive property of the Company. It includes, but is not limited to, confidential technology, proprietary information, trade secrets, business plans, documents, and records. Confidential information is also defined as including confidential information from other companies.

Employees should not, without prior written authorization from an Officer of the Company, acquire, use, access, copy, remove, modify, alter, or disclose to any third parties, any confidential information for any purpose other than to perform duties required in the fulfillment of job responsibilities or in furtherance of expressly stated Company sponsored activities. Any such materials must be returned to the Company prior to leaving the Company.

LeCroy Corporation reserves the right to pursue legal action to recover confidential information and enjoin the person from the use of confidential information. Should an employee gain knowledge of a breach in security of any kind, the employee should immediately notify his/her supervisor or the local Human Resources Manager. Employees should take all appropriate action, whether by instruction, agreement, or otherwise, to ensure the protection, confidentiality, and security of confidential information.

6. EMPLOYMENT RELATIONSHIP

A fundamental LeCroy policy is that employees treat all of their LeCroy colleagues with respect. The Company strives to provide a safe, healthy and productive work environment. Each employee has a personal responsibility to other LeCroy employees and to the Company to help eliminate circumstances which undermine this environment. Each employee is expected to perform their work in a safe manner free of the abuse of alcohol or the use of illegal drugs. In addition, other than those carried by authorized security personnel, no weapons are permitted on Company premises.

LeCroy policy forbids any discrimination, harassment or intimidation because of race, color, religion, gender, age, national origin, citizenship, sexual orientation or disability. Strict disciplinary action for violations of this policy will be taken, including termination of employment.

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7. ANTITRUST REGULATIONS

LeCroy competes strictly on the merits of its products and the Company makes no attempt to restrain or limit trade. As such, LeCroy will never discuss nor enter into agreements with its competitors on such matters as: price, pricing strategies, terms of sales, sales territories, marketing plans, etc. If a prohibited topic comes up in the course of a trade association or any other meeting all LeCroy employees must leave the meeting and immediately inform an Officer of the Company. LeCroy collects competitive information through proper public or lawful channels and the Company does not use information that was obtained illegally or improperly by others.


B. CONFLICTS OF INTEREST


Employees should avoid all conflicts of interest. The term "conflicts of interest" most frequently refers to situations in which decisions are or may be influenced by considerations of personal gain or benefit to an employee, to a third party, or both which conflict with the employee's obligation to serve the best interests of the Company and its stockholders. The important point to remember is that the Company and its stockholders are entitled to the undivided loyalty of its employees in the exercise of their business responsibilities. Employees, officers and directors are prohibited from: (1) taking for themselves personal opportunities that they discover through the use of corporate property, information and position; (2) using corporate property, information or position for their personal gain; and (3) competing with the Company. Employees, officers and directors owe a duty of loyalty to the Company to advance its legitimate interests when the opportunity to do so rises.

While it is not possible to list every situation where conflicts of interest may arise, following below are examples of types of activities which have the greatest potential for conflict. Employees should disclose to the Chief Executive Officer or Chief Financial Officer any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest.

1. PERSONAL FINANCIAL INTERESTS

Employees should avoid any material financial interest in suppliers, competitors, or customers of the Company which could influence their corporate decisions or actions. Financial interests include arrangements to receive loans, commissions, royalties, property interests or anything of value. Employees should not conduct personal business with the Company's suppliers or customers except as an ordinary consumer. In addition, no employee should maintain an investment in any such business without the prior written approval of the Chief Executive Officer, other than owning less than 5% of the shares of a publicly traded corporation.

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2. OUTSIDE ACTIVITIES

Employees should avoid outside employment or activities that impair effective performance of their obligations to the Company, either because of excessive demands on their time or because the outside commitments constitute a drain from the Company of their talents and creative energies. Of course, reasonable participation in the activities of a trade association, professional society, or charitable institution on a non-compensated basis will not be deemed to violate the Company's conflict of interest policy.

3. MISUSE OF "INSIDER INFORMATION"

U.S. federal and state securities laws govern transactions in our Company's securities and those of many of our customers and suppliers. Violation of these laws can lead to civil and criminal actions against the individual employee and the Company. Employees who know of any material fact about the Company, a customer, or a supplier, which has not been disclosed to the public (commonly known as "insider information") may not engage in any transaction in the Company's or such other companies' securities until such information has been disclosed to the public. Non-public inside information about LeCroy must not be communicated without a legitimate business reason and proper authorization by a Company Officer. Insider information is information which, if known, could affect an investor's decision to buy or sell the Company's or other companies' securities. Examples of such information include sales and earnings figures, plans for stock splits or dividends, proposed acquisitions or mergers, new product lines, etc. Employees should become familiar with and are also subject to the provisions of LeCroy Corporation's STOCK TRADING POLICY.

4. GIFTS AND ENTERTAINMENT

Even when gifts and entertainment are exchanged out of the finest motives of personal friendship, they can be misunderstood. They can appear to be an attempt to influence LeCroy's employees or the employees of another company into directing Company business to a particular supplier. To avoid both actual conflict and the appearance of improper relations with suppliers, potential suppliers, or customers, each employee is generally prohibited from soliciting or giving gifts, gratuities, or any other personal benefits or favors from or to suppliers, potential suppliers, or customers.

Employees may, however, give or accept gifts of nominal value or advertising and promotional materials clearly marked with company or brand names. Entertainment should not be solicited, but may be accepted if it (i) occurs infrequently; (ii) arises out of the ordinary course of business; (iii) involves reasonable, not lavish, expenditures; and (iv) takes place in settings that are reasonably appropriate and fitting to the employees, their hosts, and the business at hand.

Limited exceptions to this Policy may be made in connection with Company approved sales promotions, advertising, or publicity. Any other exception must be approved by the Chief Executive Officer and one other Officer of the Company.

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C. EMBEZZLEMENT, THEFT, FRAUD AND NON-MONETARY IRREGULARITIES


LeCroy Corporation expects all employees to continually demonstrate honesty and integrity in their business activities and relationships. Prohibited conduct, which will result in disciplinary action up to and including termination, includes but is not limited to:

         o falsification of any reports submitted to financial or operational management;

         o conversion to cash of any checks made payable to the Company or misappropriation of cash receipts (delays in submitting cash receipts in order that they may be used on a temporary basis for personal reasons shall be considered misappropriation);

         o        receipt or payment of kickbacks;

         o        falsification of travel or expense reports;

         o authorization for payment of goods and services not received, or overpayment for goods actually received or valid services performed;

         o        misuse of Company computer resources, equipment, etc.;

         o unauthorized or improper access, misuse, modification, destruction, or disclosure of Company data/software or non-Company data/software for which the Company has been identified as accountable for the processing, accessing, and/or storing;

         o        misreporting or manipulating of revenue or expense;

         o making false claims, including fraudulent medical or workers compensation claims;

         o failure to follow other LeCroy corporate policies as posted on the LECROY QUALITY DOCUMENT SYSTEM or made available by the Human Resources Department.

LeCroy Corporation reserves the right to conduct inspections of Company property such as, but not limited to, desks, file cabinets, closets and premises.



D. VIOLATION OF POLICY AND PROSECUTION


The Officers of LeCroy are responsible to the Board of Directors for monitoring compliance with this Policy. However, it is the personal responsibility of each employee of the Company to observe and strictly abide by this Policy. Any employee having knowledge of any actions prohibited by this Policy, should report such activity immediately to his/her supervisor or the Human Resources Department. Suspected violations may be reported on a confidential basis, and the Company will maintain confidentiality to the fullest extent possible. Suspected violations may also be reported on an anonymous basis. The Company has also set up a domestic toll free phone number 1-800-257-4088 that employees can call on a confidential and anonymous basis to report any concerns regarding questionable accounting or auditing matters or any other potential violations of this Policy. International toll calls can be made to 1-845-578-6026.

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NO WAIVER OF ANY PROVISION OF THE POLICY MAY BE GRANTED TO NON-OFFICER AND
NON-DIRECTOR EMPLOYEES WITHOUT THE WRITTEN APPROVAL OF THE CHIEF EXECUTIVE OFFICER AND ONE OTHER OFFICER OF THE COMPANY. NO WAIVER OF ANY PROVISION OF THE POLICY MAY BE GRANTED TO ANY OFFICER OR DIRECTOR OF THE COMPANY WITHOUT THE WRITTEN APPROVAL OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS. ANY WAIVERS OF THE POLICY FOR OFFICERS OR DIRECTORS OF THE COMPANY SHALL BE PROMPTLY DISCLOSED.

The Company will not retaliate against or impose any other form of retribution on any employee as a result of his/her reporting of another person's suspected violation of this Policy.

Any employee who violates any of the provisions of this Policy shall be subject to disciplinary action up to and including termination of employment. ANY EMPLOYEE HAVING KNOWLEDGE OF, BUT FAILING TO REPORT, ANY VIOLATION OF THIS POLICY SHALL BE SUBJECT TO SIMILAR DISCIPLINARY ACTION.

Any suspected violation of this Policy will be reviewed by the Human Resources Department, and, if appropriate, law enforcement authorities will be notified of the facts.

The Company will encourage and support criminal prosecution of those involved in any violation of this Policy which constitutes criminal conduct, regardless of restitution. In addition, when appropriate, the Company will institute civil proceedings against violators of this Policy.

NO EXCEPTION TO PROSECUTION WILL BE MADE WITHOUT THE WRITTEN APPROVAL OF THE CHIEF EXECUTIVE OFFICER OF LECROY CORPORATION AND, IN THE CASE OF ANY OFFICER OR DIRECTOR OF LECROY, THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.


By my signature below, I verify I have read LeCroy Corporation's Principles of Business Conduct Policy.


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Signature                                        Date


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Name (Printed)





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